                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c)or Section 240.14a-12

                        ALTIGEN COMMUNICATIONS, INC.
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          ALTIGEN COMMUNICATIONS, INC.

                               ----------------

                    Notice of Annual Meeting of Stockholders
                          To Be Held February 11, 2000

To The Stockholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AltiGen Communications, Inc. (the "Company"), a Delaware corporation, will be held on February 11, 2000 at 10:00 a.m., local time, at the Company's office located at 47427 Fremont Boulevard, Fremont, California 94538, for the following purposes:

   1. To elect two Class I directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2003.

   2. To ratify and approve the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending September 30, 2000.

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on December 28, 1999 are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                          By Order of the Board of Directors


                                          Philip M. McDermott
                                          Chief Financial Officer and
                                           Secretary

   Fremont, California
   January 13, 2000

                             YOUR VOTE IS IMPORTANT

 To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                          ALTIGEN COMMUNICATIONS, INC.

                               ----------------

                                PROXY STATEMENT

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of AltiGen Communications, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held February 11, 2000 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's office located at 47427 Fremont Boulevard, Fremont California 94538. The Company's telephone number at that location is (510) 252-9712.

   These proxy solicitation materials were mailed on or about January 14, 2000 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

   Only stockholders of record at the close of business on December 28, 1999 are entitled to notice of and to vote at the Annual Meeting. As of December 28, 1999, 13,387,289 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Corporate Investor Communications, Inc., attn: Charlotte Brown, 111 Commerce Road, Carlstadt, New Jersey 07072, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR Proposal Two, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

   This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "Withheld"), the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote ("Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Stockholder Nominations and Proposals

   The Company's Bylaws provide that nominations for the election of directors and business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. In the notice, the stockholder must provide (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed,
(ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors, and, (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

Deadlines for Submission of Stockholder Proposals for 2001 Annual Meeting

   Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2001 Annual Stockholder Meeting must submit such proposal to the Company by October 15, 2000 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2001 Annual Stockholder Meeting must submit such a proposal to the Company prior to October 15, 2000.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees Nominees

   Pursuant to the Company's Bylaws the Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. The Company currently has six directors divided among the three classes as follows: Class I--Thomas Shao and Kenneth Tai; Class II--Richard Black and Wen-Huang (Simon) Chang; and Class III--Masaharu Shinya and Gilbert Hu. Two Class I directors are to be elected at the Annual Meeting for a three-year term ending at the Annual Meeting in 2003 or when their successors are elected.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two (2) Class I nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the term of that director's class expires or until such director's successor has been duly elected and qualified.

Vote Required

   The two nominees in Class I receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker nonvote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

   The names of the directors, certain information about them and their ages as of September 30, 1999 are set forth below:

                                                                          Director  Term
    Name of Director     Age         Position(s) With the Company          Since   Expires
    ----------------     ---         ----------------------------         -------- -------
Nominees for Class I
Director
Thomas Shao(1)..........  64                   Director                     1996    2000
Kenneth Tai(2)..........  49                   Director                     1998    2000

Directors Whose Terms
Continue
Gilbert Hu(2)...........  42 President, Chief Executive Officer, Director   1994    2002
Richard Black(1)........  65                   Director                     1999    2001
Wen-Huang (Simon)
 Chang(1)...............  47                   Director                     1994    2001
Masaharu Shinya(2)......  55                   Director                     1999    2002

--------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

 Nominees for Class I Director

   Thomas Shao has served as a Director of AltiGen since April 1996. Since September 1997, Dr. Shao has served as Managing Director of Technology Associates Management Co., Ltd., a venture fund manager consisting of five employees. From September 1995 to September 1997, Dr. Shao was a senior consultant for Technology Associates Corporation of Taiwan, a venture capital firm. From September 1985 to September 1995 he served as Senior Vice President of DynaTech Development Corporation, a management consulting and investment firm. Prior to 1985, Mr. Shao held positions with AT&T/Bell Labs and IBM. In addition to AltiGen, Dr. Shao is a member of the board of directors of AboveNet Communications Inc., a colocation company. Dr. Shao received a Bachelor of Science degree in Mechanical Engineering from the National Taiwan University in Taiwan, a Masters of Science in Aeronautical Engineering from the University of Illinois and a Ph.D. in Applied Mathematics and Computer Science from the University of Illinois.

   Kenneth Tai has served as a Director of AltiGen since April 1998. Since March 1996, Mr. Tai has been the Chairman of InveStar Capital (Taiwan), Inc., a venture capital firm. Since April 1998, Mr. Tai also has served as the chairman of DigiTimes Publication, Inc., a daily electronic newspaper reporting on technology issues in Taiwan. From March 1993 to December 1995, Mr. Tai served as the Vice-Chairman of UMAX USA, which makes computer peripherals. Mr. Tai was one of the co-founders of the Acer Group, and held various positions with the Acer Group, including Vice President of Worldwide Sales and Marketing, and President of the Acer Group USA from 1990 to March 1993. Mr. Tai received a Bachelor of Science degree in Electrical Engineering from the National Chiao Tung University in Taiwan and a Masters in Business Administration from Tamkang University in Taiwan.

 Directors Whose Terms Continue

   Gilbert Hu founded AltiGen and has served as our President and Chief Executive Officer and a Director since May 1994. Before founding AltiGen, Mr. Hu was a founder, President and Chief Executive Officer of Centrum Communications, Inc., a networking company acquired by 3Com Corporation in early 1994. Mr. Hu has also served in technical and managerial roles at Vitalink Communication Corporation, an internetworking equipment manufacturer. He received a Bachelor of Science degree in Electrical Engineering from National Chiao-Tung University in Taiwan and a Masters of Science degree in Electrical Engineering from Arizona State University. Mr. Hu is a brother-in-law of director Wen-Huang (Simon) Chang.

   Richard Black has served as a Director of AltiGen since May 1999. Since December 1987, he has served as a director of Oak Technology, Inc., a supplier of semiconductor products to the personal computer and consumer electronics markets. He also served as President of Oak from January 1998 to March 1999 and has been Vice-Chairman of Oak since March 1999. Currently, Mr. Black also sits on the boards of directors of investment advisors and investment banking companies Gabelli Funds, Inc. and Gabelli Asset Management, Inc. Mr. Black also sits on the boards of GSI Lumonics Inc., a manufacturer of laser scanning systems and components, and Morgan Group, Inc., a public transportation services company. From April 1987 until December 1998, he was a general partner of KBA Partners, L.P., a venture capital firm. He has also served in managerial positions with Vulcan Material Company, a producer of construction materials. Mr. Black received a Bachelor of Science degree in Engineering from Texas A&M University, a Masters in Business Administration from Harvard University and an honorary Ph.D. from Beloit College.

   Wen-Huang (Simon) Chang has served as a Director of AltiGen since June 1994. From July 1991 to January 1995, he was Chairman of Centrum Technology Corporation, a networking company. From August 1991 to early 1994, he served as a director of Centrum Communications, Inc., a networking company acquired by 3Com Corporation in early 1994. Mr. Chang received a Bachelor of Science Degree in Forest Industry from the National Taiwan University in Taiwan. Mr. Chang is a brother-in-law of Gilbert Hu, the Company's President and Chief Executive Officer and a Director.

   Masaharu Shinya has served as a Director of AltiGen since April 1999. From July 1990 to March 1999, he served as President of Kanematsu Semiconductor Corporation. Mr. Shinya continues to serve as an advisor to Kanematsu Semiconductor Corporation. Mr. Shinya was on the board of directors for Quality Semiconductor, Inc., a semiconductor manufacturer, until its acquisition by Integrated Device Technology, Inc. Mr. Shinya received a Bachelors degree in Economics from Waseda University in Japan.

Board Meetings and Committees

   The Board of Directors of the Company held a total of 3 meetings during the fiscal year ended September 30, 1999. The committees of the Board of Directors include an Audit Committee and a Compensation Committee.

   The Audit Committee of the Board of Directors, which was appointed on June 2, 1999, consists of Messrs. Black, Chang and Shao and held no meetings during the last fiscal year. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial statements.

   The Compensation Committee of the Board of Directors, which was appointed on June 2, 1999, consists of Messrs. Hu, Shinya and Tai. The Compensation Committee held no meetings during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of officers and other managerial employees.

   No director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and committees thereof upon which that director served, held subsequent to his or her becoming a director or his or her appointment to such committee.

Compensation Committee Interlocks and Insider Participation

   Mr. Hu, our President and Chief Executive Officer, also is a member of the Compensation Committee of our Board of Directors. None of our executive officers serves as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Director Compensation

   The directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses associated with attendance of meetings of the Board of Directors and its committees. Additionally, in April 1998, the Company's non-employee directors each received options to purchase 5,989 shares of common stock at $0.83 per share under the 1994 Stock Option Plan. At that time, the Company's non-employee directors were Messrs. Chang, Lin, Shao and Tai. In June 1999, the Company's directors Messrs. Black and Shinya each were granted options to purchase 5,989 shares of common stock at $11.69 per share under the 1999 Stock Option Plan.

                                  PROPOSAL TWO

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

   The Audit Committee of the Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2000 and recommends that the stockholders ratify this selection. Arthur Andersen LLP has audited the Company's financial statements since the fiscal year ending September 30, 1996. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth the compensation earned for services rendered to AltiGen in all capacities for the three most recently completed fiscal years by our Chief Executive Officer and our other most highly compensated executive officers whose salary and bonus during fiscal year ended September 30, 1999 exceeded $100,000. These individuals are referred to as the "Named Executive Officers" here and elsewhere in this proxy statement.

                           Summary Compensation Table

                                          Annual       Long-Term
                                       Compensation   Compensation
                                     ---------------- ------------
                                                       Securities
   Name and Principal                 Salary   Bonus   Underlying
        Position         Fiscal Year   ($)      ($)    Options(#)
   ------------------    ----------- -------- ------- ------------
Gilbert Hu..............    1999     $129,000 $58,110       --
 President and Chief
  Executive Officer         1998      120,000  30,218   299,463
                            1997      120,000  23,571       --
Simon Chouldjian........    1999      113,001     --      5,989
 Vice President of
  Manufacturing             1998      110,004     --     47,914
                            1997       34,468     --        --
Michele Shannon.........    1999      120,000  54,920    11,979
 Vice President of Sales    1998      120,000  35,737     1,431
                            1997       90,000  16,397    59,893

Option Grants in Last Fiscal Year

   The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in fiscal year 1999. The figures representing percentages of total options granted to employees in the fiscal year 1999 are based on an aggregate of 688,023 options granted by us during the fiscal year ended September 30, 1999 to our employees and consultants, including the Named Executive Officers.

   Also shown below is the potential realizable value over the term of the option. In accordance with the rules of the Securities and Exchange Commission, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that:

  . the value of our stock at the assumed initial public offering price appreciates at the indicated annual rate compounded annually for the entire term of the option; and

  . the option is exercised and sold on the last day of its term for the appreciated stock price.

   These amounts are based on 5% and 10% assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock. Unless otherwise indicated, the options in this table were granted under the 1994 Stock Option Plan, have 10-year terms, and vest over a period of four years. Twenty-five percent of the shares subject to each option will vest on the first anniversary of the vesting start date, and 1/48th of the shares subject to each option will vest each month thereafter. All of the options have exercise prices equal to the fair market value of our common stock on the date of grant.

           Option Grants During Fiscal Year Ended September 30, 1999

                                                                    Potential
                                                                   Realizable
                                                                    Value at
                                   Percent                       Assumed Annual
                                  of Total                       Rates of Stock
                       Number of   Options                            Price
                       Securities  Granted                        Appreciation
                       Underlying    to     Exercise               for Option
                        Options   Employees Price Per                Term($)
                        Granted   In Fiscal   Share   Expiration ---------------
        Name              (#)     Year 1999 ($/share)  Date(1)      5%     10%
        ----           ---------- --------- --------- ---------- ------- -------
Gilbert Hu...........       --       --        --          --        --      --
Simon Chouldjian(2)..     5,989      0.9%     4.34     3/31/09    71,556 129,340
Michele Shannon......    11,979      1.7      4.34     3/31/09   143,123 258,702

--------
(1) The options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated.
(2) The vesting start date for the options granted to Mr. Chouldjian is June 9, 1997

Aggregate Option Exercises in Last Fiscal Year

   The following table summarizes the value of options held at September 30, 1999 by our Named Executive Officers. The value of unexercised in-the-money options at September 30, 1999 figures in the right-hand columns are based on the difference between the fair market value of $10.00 per share at fiscal year-end and the per-share exercise price, multiplied by the number of shares issued upon exercise of the option.

      Aggregated Option Exercises in Fiscal Year Ended September 30, 1999

                                                                   Value of
                                       Number of Securities    Unexercised In-
                     Shares           Underlying Unexercised  the-Money Options
                    Acquired                Options at         at September 30,
                       on     Value    September 30, 1999(#)       1999($)
                    Exercise Realized ------------------------------------------
       Name           (#)      ($)      Vested     Unvested    Vested   Unvested
       ----         -------- -------- ----------- --------------------- --------
Gilbert Hu........      --       --       618,872         --  6,078,310     --
Simon Chouldjian..      --       --        26,952      26,951   263,219 152,513
Michele Shannon...   20,590  202,420        1,308      28,944    12,858 234,559

                      REPORT OF THE COMPENSATION COMMITTEE

   Appointed on June 2, 1999, the Compensation Committee is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's stock option plans. The Compensation Committee did not hold any meetings during the last fiscal year and plans to hold its first meeting on January 17, 2000.

Compensation Philosophy

   The Company's executive compensation policies are designed to attract and retain qualified executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Committee believes that, in order to attract and retain the most qualified executives in the industry, the Company's compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a portion of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

Compensation Plans

   The following are the key components of the Company's executive officer compensation:

   Base Compensation. The Committee will establish base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries.

   Bonus. The Company's executive bonus plan provides for incentive compensation to some but not all Company's executive officers and other key employees and will be determined by principally on certain performance measures. The performance measures include worldwide corporate performance and individual performance. Worldwide performance is measured based on targets with respect to the Company's revenue, days sales outstanding, return on products and other factors. The Committee believes that these factors are indicative of overall corporate performance and stockholder value. Individual performance is measured based on goals related to each person's function within the organization.

   Long-Term Incentive Compensation. The Company's option plans provides for long-term incentive compensation for employees of the Company, including executive officers. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value.
                                          The Compensation Committee

                                          Gilbert Hu
                                          Masayasu Shinya
                                          Kenneth Tai

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings, nor shall such Report be incorporated by reference into any future filings.

            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of shares of our common stock as of December 31, 1999. The table shows ownership by:

  . each person or entity known to us to own beneficially more than 5% of the shares of our outstanding stock;

  .each of our directors;

  .each of our named executive officers; and

  . all of our directors and executive officers as a group.

   The percentage ownership figures are based on 13,387,289 shares of common stock outstanding as of December 31, 1999.

   Unless otherwise indicated, the principal address of each of the stockholders below is: c/o AltiGen Communications, Inc., 47427 Fremont Boulevard, Fremont, California 94538. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of AltiGen common stock as beneficially owned by them.

                                                      Number of    Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
       Name and Address of Beneficial Owner            Owned(1)      Owned
       ------------------------------------          ------------ ------------
Directors and Executive Officers
Gilbert Hu(2)(14)..................................   1,433,459       10.7%
Kenneth Tai(3).....................................     902,635        6.7
Wen-Huang (Simon) Chang(4)(14).....................     642,150        4.8
Thomas Shao(5).....................................     214,993        1.6
Tricia Chu(6)......................................     163,709        1.2
Masaharu Shinya....................................     121,785          *
En-Kuang Lung(7)...................................     106,312          *
Joseph Chiu(8).....................................      57,099          *
Michele Shannon(9).................................      50,127          *
Simon Chouldjian(10)...............................      49,527          *
Tsyr-Yi (Shirley) Sun(11)..........................      25,281          *
Carl Marszewski(12)................................      10,110          *
Philip McDermott...................................       2,000          *
Richard Black......................................       2,000          *
Anthony Spielman...................................         500          *
All directors and executive officers as a group (15
 persons)..........................................   3,781,687       28.2

5% Stockholders
Technology Associates Corporation(13)..............     942,815        7.0
 11f 201, Chien Kuo South Road,
 Section 2, Taipei, Taiwan R.O.C.
Shing-Kao (Jerry) Liao.............................     496,737        3.7

--------
*  Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 11,978 shares registered in the name of Mr. Hu's wife May Mei Kuei-Rong Hu, 99,841 registered in the name of his daughter Michelle Hu, and 99,841 shares registered in the name of his daughter Stephanie Hu. Also includes vested, but unexercised, options held by Mr. Hu to purchase 618,872 shares.
(3) Includes shares held by the following affiliated entities: 598,927 shares registered in the name of InveStar Burgeon Venture Capital, Inc.; 99,821 shares registered in the name of InveStar Dayspring Venture Group, Inc.; 99,821 shares registered in the name of InveStar Excelsus Venture Capital (Int'l) Inc., LDC; and 99,820 shares registered in the name of Forefront Venture Partners, L.P. Director Kenneth Tai is a general partner of all of the above entities and disclaims beneficial ownership of the securities held by the entities except for his proportional interest in the entities. Also includes vested, but unexercised, options held by Mr. Tai to purchase 2,745 shares.
(4) Includes 149,730 shares registered in the name of Mr. Chang's wife, Hsiang-Li Chang Hu, and 143,741 shares registered in the name of his daughter Ya-Ting Chang. Also includes vested, but unexercised, options held by Mr. Chang to purchase 2,745 shares.
(5) Includes 179,678 shares registered in the name of Techgains Corporation, of which Mr. Shao is managing director, and 17,967 shares registered in the name of TSS Enterprises. Also includes 15,597 vested, but unexercised, shares held by TSS Enterprises. Mr. Shao disclaims beneficial ownership of the securities held by these entities except for his proportional interest in the entities. Also includes vested, but unexercised, options held by Mr. Shao to purchase 2,745 shares.
(6) Includes 29,946 shares registered in the name of her son Nicholas Shih, and 29,946 shares registered in the name of her daughter Diana Shih.
(7) Includes 47,914 shares registered in the name of his mother-in-law Chin-Tzu Lin Wu. Mr. Lung left the Company after the close of fiscal year 1999.
(8) Includes 11,978 shares registered in the name of his mother Chin-Chih Sung. Also includes vested, but unexercised, options held by Mr. Chiu to purchase 36,434 shares.
(9) Includes vested, but unexercised, options held by Ms. Shannon to purchase 7,695 shares.
(10) Includes vested, but unexercised, options held by Mr. Chouldjian to purchase 31,942 shares.
(11) Includes vested, but unexercised, options held by Ms. Sun to purchase 25,179 shares.
(12) Includes vested, but unexercised, options held by Mr. Marszewski to purchase 8,110 shares. Mr. Marszewski left the Company after the close of fiscal year 1999.
(13) Includes 140,309 shares registered in the name of affiliated entity Tech Alliance Corporation.
(14) Mr. Hu and Mr. Chang are brothers-in-law.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Series C Preferred Stock. From June 1996 to December 1997, the Company sold 3,593,512 shares of series C preferred stock at a weighted average price of $2.19 per share. The purchasers of series C preferred stock included, among others:

                                                            Shares of Series C
   Purchaser                                                 Preferred Stock
   ---------                                                ------------------
   Entities affiliated with Technology Associates
    Corporation(1).........................................      598,927
   Entities affiliated with InveStar Capital, Inc.(2)......      598,927
   Entities affiliated with Techgains Corporation(3).......      335,399
   Shing-Kao (Jerry) Liao..................................      158,715
   Masaharu Shinya.........................................      119,785
   Wen-Huang (Simon) Chang(4)..............................       64,363
   Hsiang-Li Chang Hu(4)...................................       61,790
   Ya-Ting Chang(4)........................................       43,822
   Chin-Tzu Lin Wu(5)......................................       47,914
   May Kuei-Rong Hu(6).....................................       11,978
   Simon Chouldjian........................................        5,989
   Michele Shannon.........................................        2,994

--------
(1) Technology Associates Corporation and Tech Alliance Corporation are affiliated. Together, these entities are considered a greater than 5% stockholder of AltiGen.
(2) InveStar Capital, Inc. includes affiliated entities InveStar Burgeon Venture Capital, Inc., InveStar Dayspring Venture Capital Group, Inc., InveStar Excelsus Venture Capital (Int'l) Inc., LDC. and Forefront Venture Partners L.P. Together, these entities are considered a greater than 5% stockholder of AltiGen. Director Kenneth Tai is a general partner of all of the above funds, and disclaims beneficial ownership of the securities held by such entities, except for his proportional interest in the entities.
(3) Techgains Corporation is affiliated with Tekkang Management Consulting Inc. and TSS Enterprises. Together, these entities are considered a greater than 5% stockholder of AltiGen. Director Thomas Shao is a Managing Director of Techgains Corporation and a joint owner and principal of TSS Enterprises.
(4) Hsiang-Li Chang Hu is the spouse, and Ya-Ting Chang is the child, of director Wen-Huang (Simon) Chang. Ms. Chang Hu is the sister of our President and Chief Executive Officer Gilbert Hu.
(5) Chin-Tzu Lin Wu is the mother-in-law of our Vice President of Research and Development En-Kuang Lung.
(6) May Kuei-Rong Hu is the spouse of our President and Chief Executive Officer Gilbert Hu.

   Series D Preferred Stock. In April, August and September 1998 and May 1999, the Company sold a total of 1,423,194 shares of series D preferred stock at a weighted average price of $9.57 share. The purchasers of Series D preferred stock included, among others:

                                                            Shares of Series D
   Purchaser                                                 Preferred Stock
   ---------                                                ------------------
   Entities affiliated with Technology Associates
    Corporation(1).........................................      343,888
   Entities affiliated with InveStar Capital, Inc.(2)......      299,463
   Entities affiliated with Kanematsu Corporation(3).......      128,303
   Wen-Huang (Simon) Chang.................................       83,849
   Tsyr-Yi (Shirley) Sun...................................        1,796

--------
(1) Technology Associates Corporation and Tech Alliance Corporation are affiliated. Together, these entities are considered a greater than 5% stockholder of AltiGen.
(2) InveStar Capital, Inc. includes affiliated entities InveStar Burgeon Venture Capital, Inc., InveStar Dayspring Venture Capital Group, Inc., InveStar Excelsus Venture Capital (Int'l) Inc., LDC. and Forefront Venture Partners L.P. Together, these entities are considered a greater than 5% stockholder of AltiGen. Director Kenneth Tai is a general partner of all of the above funds, and disclaims beneficial ownership of the securities held by such entities, except for his proportional interest in the entities.
(3) Kanematsu Corporation, Kanematsu Semiconductor Corporation, and Kanematsu USA, Inc. are affiliated entities. Director Masaharu Shinya formerly was President of Kanematsu Semiconductor Corporation.

Distributor Agreement with Kanematsu Semiconductor Corporation

   In a distributor agreement dated as of April 1997, the Company granted Kanematsu Semiconductor Corporation a non-exclusive, non-transferable right to market and distribute certain of our products to original equipment manufacturers, system integrators and dealers in several East and South Asian countries, including Japan, China, Korea, Taiwan, Singapore, the Philippines and India. At the time the Company signed this agreement, Mr. Shinya, who is currently a director, was the President of Kanematsu Semiconductor Corporation. In fiscal year 1998, the agreement with Kanematsu Semiconductor generated approximately $82,000 in revenue to the Company. Unless terminated by written notice provided by either party, the distributor agreement automatically renews on an annual basis.

Employment Contract with Tricia Chu

   In March 1999, the Company entered into an employment contract with Tricia Chu, the Vice President of Finance and Administration. Ms. Chu currently holds options that, when fully vested, will have an aggregate exercise price of $138,000. The contract provides that in the event Ms. Chu is terminated without cause all of her options will immediately vest and become exercisable.

Employment Contract with Philip McDermott

   In June 1999, the Company entered into an employment contract with Philip McDermott, the Chief Financial Officer. Mr. McDermott currently holds options that, when fully vested, will have an aggregate exercise price of $840,000. The contract provides that in the event of a change of control of AltiGen immediately after which Mr. McDermott no longer holds the title and responsibilities of Chief Financial Officer (or a position of similar title and responsibilities), all of his options will immediately vest and become exercisable.

Conversion of Promissory Notes by Simon Chouldjian

   Between February and June 1997, the Company issued five promissory notes to Simon Chouldjian, now the Vice President of Manufacturing, in return for consulting services. In these notes, the Company agreed to sell Mr. Chouldjian a total of 22,689 (pre-split) shares of preferred stock at the price of preferred stock as of the date of each note. Between September 1995 and December 1998, the Company also issued promissory notes to other persons for consulting services. In June 1999, the Board authorized the conversion of these notes; and the noteholders, including Mr. Chouldjian, agreed to accept one share of common stock in lieu of each share of preferred stock. In the aggregate, we received approximately $378,000 from the noteholders for conversion of their notes. The original principal amount of Mr. Chouldjian's notes totaled approximately $31,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1999, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Philip M. McDermott
                                          Chief Financial Officer and
                                           Secretary

   Dated: January 13, 2000

                                     PROXY

                         ALTIGEN COMMUNICATIONS, INC.

                              47427 FREMONT BLVD
                               FREMONT, CA 94538

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Gilbert Hu, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Altigen Communications, Inc. (the "Company") held of record by the undersigned on December 28, 1999 at the Annual Meeting of Shareholders to be held on February 11, 2000 and any adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


----------------                                               -----------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
      SIDE                                                            SIDE
----------------                                               -----------------

------------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example.

1. Election of Directors.

   Nominees: (01) Thomas Shao and (02) Kenneth Tai

   FOR ALL NOMINEES [_]     WITHHELD FROM ALL NOMINEES [_]


[_]_______________________________________
    For all nominees except as noted above


2. Ratify the appointment of Arthur Andersen LLP as independent auditors.

   FOR          AGAINST         ABSTAIN
   [_]            [_]             [_]


3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

        MARK HERE   [_]
        FOR ADDRESS
        CHANGE AND
        NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:_____________________________________Date:____________________


Signature:_____________________________________Date:____________________